EXHIBIT 23.1
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (No. 333-104415 and 333-109714) and Form S-8 (No. 333-10197 and No. 333-72972) of our report dated October 23, 2003 relating to the financial statements and financial statement schedule, which appears in the Suburban Propane Partners, L.P.'s Annual Report on Form 10-K for the year ended September 27, 2003. We also consent to the incorporation by reference in such registration statements of our report dated October 23, 2003 on the financial statements of Suburban Energy Services Group LLC, which appears in such Annual Report on Form 10-K.





PricewaterhouseCoopers LLP
Florham  Park, NJ
December 2, 2003